SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM OPPORTUNITIES II FUND

A Special Meeting of Shareholders of AIM Opportunities II Fund, an investment portfolio of AIM Special Opportunities Fund ("Trust"), a Delaware statutory trust, was held on March 15, 2007. The meeting was adjourned and reconvened on April 12, 2007. The meeting was held for the following purpose:

(1) Approve an Agreement and Plan of Reorganization under which all of the assets and liabilities of AIM Opportunities II Fund (the "Fund"), a portfolio of Trust, will be transferred to AIM Select Equity Fund ("Buying Fund"), a portfolio of AIM Funds Group ("Buyer"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                     Votes      Votes     Withheld/
Matter                                                                                For      Against   Abstentions
------                                                                             ---------   -------   -----------
(1)  Approve an Agreement and Plan of Reorganization under which all of the assets and liabilities of AIM Opportunities II Fund (the "Fund"), a portfolio of AIM Special Opportunities Fund ("Trust"), will be transferred to AIM Select Equity Fund ("Buying Fund"), a portfolio of AIM Funds Group
     ("Buyer"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a
     designated series of Trust.................................................   1,499,987    47,344      89,223

A Special Meeting of Shareholders of the Trust noted above was reconvened on April 12, 2007. At the reconvened meeting, the following matter was then considered:

                                                                                     Votes      Votes     Withheld/
Matter                                                                                For      Against   Abstentions
------                                                                             ---------   -------   -----------
(1)  Approve an Agreement and Plan of Reorganization under which all of the assets and liabilities of AIM Opportunities II Fund (the "Fund"), a portfolio of AIM Special Opportunities Fund ("Trust"), will be transferred to AIM Select Equity Fund ("Buying Fund"), a portfolio of AIM Funds Group
     ("Buyer"). Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a
     designated series of Trust.................................................   1,677,499    53,005     118,431

For a more detailed discussion on the Reorganization, please refer to the proxy statement that was filed on January 25, 2007 with the SEC under Accession number 0000950129-07-000195.


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